Exhibit 10.21.1

AMENDMENT TO
SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN OF
MACY’S, INC.

The Supplementary Executive Retirement Plan of Macy’s, Inc. (the “Plan”) is hereby amended, effective January 1, 2012, to provide a benefit offset for Participants who are covered by Macy's retirement program effective January 1, 2012. Section 4.2.3 is amended to add the following new subparagraph (f):

“(f) For any period of employment after January 1, 2012 (and without regard to when the Employee’s employment commenced) during which a Participant is not eligible to participate in a Basic Pension Plan, the benefit that the Participant would have accrued under the terms of the Basic Pension Plan assuming that (1) he or she had been eligible to participate and accrue a benefit in the Basic Plan beginning on the date he or she became a participant in the Macy's, Inc. 401(k) Retirement Investment Plan, and (2) he or she had accrued a benefit through the date he or she ceases to be an Employee.”

IN ORDER TO EFFECT THE FOREGOING, the sponsor of the Plan signs this Plan amendment this 2nd day of December, 2011.

MACY’S, INC.

By: /s/ David W. Clark

Title: EVP, Human Resources